THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES ACT OF ANY STATE. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT WITH THE CONSENT OF THE COMPANY AND IN TRANSACTIONS (A) REGISTERED UNDER THE 1993 ACT OR EXEMPT FROM REGISTRATION THEREUNDER, AND (B) REGISTERED UNDER THE APPROPRIATE STATE SECURITIES ACT OR EXEMPT FROM REGISTRATION THEREUNDER, OR OTHERWISE IN COMPLIANCE WITH SUCH STATE SECURITIES ACT(S).


                                     WARRANT


                               For the Purchase of
                   Common Stock, Par Value $0.00167 Per Share
                                       of
                                  ARMITEC, INC.

                       Incorporated Under the Laws of the
                                State of Delaware

                         Void After 5 P. M. Eastern time
                               on November 6, 2002


No.                                                  Warrant to Purchase 500,000
   ------------------------
                                                     Shares of Common Stock

         THIS WARRANT AGREEMENT OF ARMITEC, INC. (the "Warrant") CERTIFIES THAT, for good and valuable consideration received, Michael Price or his successor or assign (the "Holder") is entitled to subscribe for and purchase during the period specified in Section 2 hereof up to 500,000 fully paid and non-assessable shares of common stock of ARMITEC, INC., a Delaware corporation (the "Corporation"), at a per share price equal to Fifteen Cents ($0.15) per share (the "Warrant Price") for 250,000 shares and at a per share price equal to Twenty Five Cents ($0.25) per share for 250,000 shares, subject to adjustment as provided herein and to the restrictions set forth herein. However, should Michael Price subscribe for and purchase all 500,000 shares on or before February 15, 2002, then the per share price will be Sven and One Half Cents ($0.075) per share.

         1. Accrual of Right. During and throughout the term of that certain Consulting Agreement between the Company and the Holder of even date herewith (the "Consulting Agreement"), Holder's rights to exercise this Warrant to purchase up to 500,000 shares of Common Stock will accrue pro rata in proportion to the percentage of the Anticipated Consulting Period (as defined in the Consulting Agreement) which has elapsed. If, prior to the expiration of the Anticipated Consulting Period, the Consulting Agreement is terminated either (i) by the Company, without Cause (as defined in the Consulting Agreement), or (ii) by Holder, with Cause, then Holder's rights hereunder will be deemed fully accrued as of the effective date of the termination. If, prior to the expiration of the Anticipated Consulting Period, the Consulting Agreement is terminated either (i) by Holder, without Cause, or (ii) by the Company, with Cause, then Holder's rights hereunder will be deemed to accrue through, and only through, the effective date of the termination. Holder may, at any time, exercise any and all accrued but unexercised rights to acquire shares of Common Stock pursuant to the terms of this Warrant.

         2. Duration. The right to subscribe for and purchase shares of Common Stock represented hereby shall commence on the date hereof, and shall expire at 5:00 p.m., Eastern Time, on the November 6, 2002 (the "Expiration Date"). From and after the Expiration Date this Warrant shall be null, void and of no further force or effect.

         3. Method of Exercise; Payment; Issuance of New Warrant; Cashless Exercise.

                  (a) Subject to the remainder hereof, the Holder hereof may exercise this Warrant, in whole or in part, at the times and subject to the conditions set forth in Sections 1 and 2 hereof by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation, along with payment in good funds in the aggregate amount equal to the Warrant Price multiplied by the number of shares of Common Stock being purchased. In the event of any exercise of the rights represented by this Warrant, (i) stock certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof, and, in the event the Warrant has not been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of exercise of this Warrant, and the holder exercising this Warrant shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such exercise. Such stock certificates (and new Warrant, if applicable) shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of said Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by the Holder. The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and new Warrants, if applicable) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder hereof to the Corporation at the time of the delivery of such stock certificates by the Corporation as mentioned above.

                  (b) Notwithstanding any other provision of this Warrant which might otherwise be construed to the contrary, upon any exercise of this Warrant, Holder may, in lieu of payment of the current Warrant Price in cash, surrender this Warrant (or any successor hereto or fraction hereof) (valued for such purpose at the current market price of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the current Warrant Price then in effect) and apply all or a portion of the amount so determined to the payment of the current Warrant Price for the number of shares of Common Stock being purchased.

4.       Adjustment of Warrant Price and Number of Shares.

         (a) The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events occurring after the original issuance date, as follows:

                  (i) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding Common Stock issuable upon such conversion) the rights of the Holder of this Warrant shall be adjusted in the manner described below:

                           (A) In the event that the Corporation is the surviving corporation, the Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the Holder of this Warrant shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common Stock issuable upon such exercise had exercise occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (1) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                           (B) In the  event  that  the  Corporation  is not the
                  surviving corporation, the surviving corporation shall, without payment of any additional consideration therefor, issue new Warrants, providing that upon exercise thereof the Holder thereof shall procure in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common Stock issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 2(a)(i)(B) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                  (ii) Subdivision or Combination of Shares. If the Corporation, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common Stock for the purpose of a subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  (iii) Certain Dividends and Distributions. If the Corporation, at any time while any of this Warrant is outstanding, shall:

                           (A) Stock  Dividends.  Pay a dividend  payable in, or
                  make any other distribution of Common Stock, the Warrant Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend or distribution); or

                           (B) Liquidating  Dividends,  etc. Make a distribution
                  of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the Holder of this Warrant shall, upon exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable hereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Corporation receivable upon such exercise, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

                  (iv) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 4, the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the number of shares issuable upon exercise hereof immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         (b) Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 4 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to the Holder promptly after each adjustment.

         5. Payment of Current Warrant Price with Warrants. Upon any exercise of this Warrant as provided in Section 1, the Holder may, in lieu of the payment of the Warrant Price in cash, surrender this Warrant (or any successor hereto or fraction hereof) valued for such purpose at the Current Market Price (as defined below) less the Warrant Price and apply all or a portion of the amount so determined to the payment of the Warrant Price for the number of shares of Common Stock being purchased. For purposes of this Warrant, the "Current Market Price" shall mean the average closing price of the Corporation's Common Stock as quoted on the OTC Bulletin Board for the previous ten (10) day period.

         6. Shares to be Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant (including any and all shares as to which the right to acquire such shares has not been forfeited pursuant to Section 1 hereof). The Corporation warrants and represents that this Warrant shall be binding upon any corporation or other entity succeeding to the Corporation by merger, consolidation or acquisitions of all or substantially all of the Corporation's assets. Furthermore, and without limiting the generality of the foregoing, the

Corporation covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

7.       Transfer and Exchange.

         (a) The transfer of this Warrant and all rights hereunder, in whole or in part, is registerable at the office or agency of the Corporation referred to below by the Holder hereof in person or by his/her duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner and Holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Corporation; and until due presentment for registration of transfer on such books the Corporation may treat the registered Holder hereof as the owner and holder for all purposes, and the Corporation shall not be affected by notice to the contrary.

         (b) The Holder of this Warrant, by acceptance hereof, understands that the Warrant and Common Stock issuable upon exercise hereof (collectively, "Warrant Securities") are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the shares of Common Stock issuable upon its exercise may be resold without registration under the Securities Act or under certain other limited circumstances. The Holder further agrees, by acceptance hereof that it will not offer or sell this Warrant or any shares of Common Stock issued upon exercise hereof in the absence of an effective registration statement for the Warrant or such Common Stock, as applicable, under the 1933 Act and such state or other laws as may be applicable, or receipt by the Corporation of a written opinion of counsel (provided that such counsel, and the form and substance of such opinion are reasonably satisfactory to the Corporation) that such registration is not required. Furthermore, it is agreed that each Warrant and any shares of Common Stock will include the appropriate variant of the following legend:

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         The Holder of this Warrant and/or any Common Stock issued upon exercise hereof shall be entitled to receive, without expense to such Holder, a new certificate or Warrant, as the case may be, not bearing the above restrictive legend if (1) such securities shall have been effectively registered under the 1933 Act and sold by the Holder thereof in accordance with such registration,

(2) receipt by the Corporation of a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the Holder thereof (provided that such counsel, and the form and substance of such opinion are reasonably satisfactory to the Corporation), (3) such security shall have been sold without registration under the 1933 Act in compliance with Rule 144 or Rule 144A, (4) the Corporation is reasonably satisfied that the Holder of such security shall, in accordance with the terms of Rule 144(k), be entitled to sell such security pursuant thereto, or (5) a letter or order shall have been issued to the Holder thereof by the Securities and Exchange Commission or its staff stating that no enforcement shall be recommended if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or order, which specifies that no subsequent restrictions on transfer are required.

         8. Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder (and without changing, in the aggregate, the number of shares constituting any tranche), each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

         9. Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement, this Warrant shall be promptly cancelled by the Corporation. The Corporation shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants.

         10. Public Information. The Corporation covenants and agrees that if and so long as the Common Stock shall be registered under Section 12 of the Securities and Exchange Act of 1934, at any time when any the Holder desires to make sales of any Warrant Securities in reliance on Rule 144 or Rule 144A under the Securities Act either: (i) there will be available adequate current public information with respect to the Corporation as required by Rule 144 or Rule 144A; or (ii) if such information is not available the Corporation will use its best efforts to make such information available without delay.

         11. Notices. All notices, requests and other communications required or permitted to be given or delivered to the Corporation or the Holder shall be in writing, and shall be deemed properly given if hand delivered or sent by overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested and, if to the Holder, at the Holder's address as shown on the books of the Corporation or its transfer agent, and if to the Corporation at:

         Armitec, Inc.
         4479 Atlanta Road
         Smyrna, Georgia 30080
         Attention: Bruce R. Davis, President

If to the Holder at:

         Michael Price
         -----------------------
         5415 Sugarloaf Parkway
         -----------------------
         Suite 2205
         -----------------------
         Lawrenceville, GA 30043
         -----------------------

or such other addresses or persons as the recipient shall have designated to the sender by written notice given in accordance with this Section. Any notice, request or other communication hereunder shall be deemed given when delivered in person, on the next business day after being sent by overnight courier, or on the second business day after being sent by registered or certified mail.

         12. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws.

         13. Remedies. The Corporation stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         14. Miscellaneous.

                  (a) Amendments. The Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the Holder, and, if it is to be bound thereby, by the Corporation.

                  (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) Loss, Destruction of Warrants. Upon the receipt of evidence satisfactory to the Corporation of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Corporation, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Corporation will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 12 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Corporation.

Dated:             , 2002                       ARMITEC, INC.

      -------------                             By:
                                                   -----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT A
                                  ARMITEC, INC.


                                Subscription Form

(To be executed by the registered holder to exercise the right to purchase Common Stock)

Armitec, Inc.
4479 Atlanta Road
Smyrna, Georgia 30080
Attention: Bruce R. Davis, President

         The undersigned hereby irrevocably subscribes for the purchase of 500,000 shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of such Common Stock. Certificates for the shares of Common Stock should be delivered to the undersigned at the address stated below. If such number of shares of Common Stock shall not be all of the shares of Common Stock purchasable hereunder, please deliver a new Warrant of like tenor for the balance of the remaining shares of Common Stock purchasable hereunder to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock being purchased hereunder unless either (a) a registration statement covering the sale of such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the sale of the shares of Common Stock to be sold, transferred or otherwise disposed of, or (b) counsel acceptable to Armitec, Inc. and satisfactory to the undersigned has rendered an opinion acceptable to the Corporation in writing and addressed to the Corporation that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; and (2) the Corporation may affix the legend set forth in Section 7 of this Warrant to the certificates for shares of Common Stock hereby subscribed for and purchasable upon exercise of the Warrants, if such legend is applicable.


Dated:                                   Signed:
      ------------------------                   -------------------------------

Signature guaranteed:                    Address
                                                 -------------------------------